EXHIBIT 99.1

Blum Holdings Inc. Reports Remarkable 2024 Financial Results with $33.1 Million in Net Income

DOWNEY, Calif., March 13, 2025 (GLOBE NEWSWIRE) -- Blum Holdings, Inc. (OTCQB: BLMH) (the “Company,” “Blüm,” “Blüm Holdings,” “we” or “us”), a California-based publicly traded holding company and cannabis operator, announced its financial results for the year ended December 31, 2024, marking the completion of a significant financial and operational transformation.

Key Highlights from Fiscal Year 2024:

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Net Income: $33.1 million, representing an astonishing turnaround from a net loss of $14.1 million in 2023 and a net loss of $188.7 million in 2022, reflecting the successful restructuring and cost optimization efforts.

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Liability Reduction: Decreased by 62% to $29.6 million in 2024, from $77.8 million in 2023 and $125.3 million at the beginning of 2022, reflecting effective balance sheet management and successful restructuring strategies implemented during the tenure of the Adnant engagement.

•	Earnings per Share:
o Basic: $1.79 in 2024, compared to a loss per share of $1.67 in 2023.
o Diluted: $1.21 in 2024, compared to a loss per share of $1.67 in 2023.
•

Revenue Growth: Increased by 67% year-over-year to $13.0 million, an increase from $7.8 million in 2023, primarily driven by the successful integration of three Northern California retail stores, which contributed $7.7 million to revenue, partially offset by the strategic divestment of non-core dispensaries.

•	Gross Profit: Increased by 63% to $6.2 million, up from $3.8 million in 2023, with a gross margin of 48%, reflecting strong operational execution despite a competitive pricing environment.
•	EBITDA from Continuing Operations: $21.2 million, a $31.6 million improvement from an EBITDA loss of $10.4 million in 2023, highlighting enhanced operational efficiency and profitability.
•	Adjusted EBITDA from Continuing Operations: A loss of $10.9 million, a notable improvement from $16.8 million in 2023, underscoring management’s focus on financial performance.

Patty Chan, Chief Financial Officer of Blüm Holdings, commented: "Blüm’s 2024 performance is a testament to the disciplined execution of our financial, restructuring, litigation, and operational strategies. By strategically divesting underperforming assets, deconsolidating Unrivaled Brands and Halladay Holding, and integrating key retail locations, we have significantly streamlined our operations. These foundational improvements have strengthened our financial position, enabling us to enter 2025 as a more agile, efficient, and financially stable organization. With this momentum, we remain committed to disciplined capital allocation and strategic acquisitions that align with our long-term vision for sustainable growth and value creation."

Sabas Carrillo, Chief Executive Officer of Blüm Holdings, added: "Over the past two years, we executed one of the most aggressive financial restructurings in the cannabis sector, transforming Blüm into a leaner, stronger, and more resilient company. We have positioned ourselves to capitalize on value-accretive opportunities that will drive shareholder returns and long-term success. It is important to note that we achieved these extraordinary results with only $1.97 million in new capital raised during this period. This underscores the strength of our execution and financial discipline.

With our restructuring and reorganization completed, litigation resolved, and a more streamlined operational model, Blüm has transitioned from a defensive restructuring phase to a strategy focused on measured expansion and financial sustainability. We are actively evaluating opportunities in retail, cultivation, and distribution that align with our hybrid approach—balancing vertical integration with a multi-brand retail platform. As we look ahead, together with the recently raised capital, we are well-positioned to pursue strategic growth initiatives that strengthen our platform, expand our market presence, and reinforce our commitment to long-term shareholder value."

About Blüm Holdings

Blüm Holdings is a leader in the cannabis sector. Our commitment to quality, innovation, and customer service makes us a trusted name in the cannabis industry, dedicated to shaping its future. Blüm Holdings, through its subsidiaries, operates leading dispensaries throughout California as well as several leading company-owned brands including Korova, known for its high potency products across multiple product categories, including the legendary 1000 mg THC Black Bar. As both a holding company and a marketing platform, Blüm aims to leverage its growing ecosystem to accelerate customer and retail investor acquisition, increase brand awareness, and create value across its portfolio.

For more info, please visit: https://blumholdings.com.

Follow us on Instagram @blumholdings

Contact:

Jason Assad

LR Advisors LLC.

jassad@blumholdings.com

678-570-6791

Non-GAAP Financial Information

This press release includes certain non-GAAP financial measures as defined by the U.S. Securities and Exchange Commission (the “SEC”). Management believes that these non-GAAP financial measures assess the Company’s ongoing business in a manner that allows for meaningful comparisons and analysis of trends in the business, as they facilitate comparing financial results across accounting periods and to those of peer companies. These non-GAAP financial measures exclude certain material non-cash items and certain other adjustments the Company believes are not reflective of its ongoing operations and performance. Management uses non-GAAP financial measures, in addition to GAAP financial measures, to understand operational decision-making, for planning and forecasting purposes, and to evaluate the Company’s financial performance. Management believes that these non-GAAP financial measures enhance investors’ understanding of the Company’s financial and operating performance and enable investors to evaluate the Company’s operating results and future prospects in the same manner as management. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with GAAP are included in the financial schedules attached to this press release. This information should be considered as supplemental in nature and not as a substitute for, or superior to, any measure of performance prepared in accordance with GAAP.

Cautionary Language Concerning Forward-Looking Statements

Certain statements contained in this communication regarding matters that are not historical facts, are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These include statements regarding management's intentions, plans, beliefs, expectations, or forecasts for the future, and, therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. The Company uses words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe-harbor provisions of the PSLRA. Such forward-looking statements are based on the Company’s expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors.

New factors emerge from time-to-time and it is not possible for the Company to predict all such factors, nor can the Company assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. These risks, as well as other risks associated with the combination, will be more fully discussed in the Company’s reports with the SEC. Additional risks and uncertainties are identified and discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC. Forward-looking statements included in this release are based on information available to the Company as of the date of this release. The Company undertakes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this release.

	(in thousands)
	December 31,	December 31,
	2024	2023
Current Assets	$2,871	$4,693
Long-Term Assets	21,949	27,378
Total Assets	$24,820	$32,071

Current Liabilities	$9,659	$62,548
Long-Term Liabilities	19,905	15,219
Total Liabilities	29,564	77,767

Mezzanine Equity and Stockholders' Deficit	(4,744)	(45,696)

Total Liabilities, Mezzanine Equity and Stockholders' Deficit	$24,820	$32,071

	(in thousands)
	Year Ended
	December 31,	December 31,
	2024	2023
Revenue	$12,990	$7,756
Cost of Goods Sold	6,782	3,948
Gross Profit	$6,208	$3,808
Gross Profit %	48%	49%

Operating Expenses	826	22,609
Income (Loss) from Operations	5,382	(18,801)

Less: Other Income	(12,928)	(5,691)
Income (Loss) from Continuing Operations Before Taxes	18,310	(13,110)

Provision for Income Tax Expense for Continuing Operations	(1,417)	(576)
Net Income (Loss) from Continuing Operations	$16,893	$(13,686)

Net Income (Loss) from Discontinued Operations, Net of Tax	16,205	(444)
Net Income (Loss)	$33,098	$(14,130)

Basic and Diluted Loss per Share:
Net Income (Loss) from Continuing Operations per Common Share - Basic	$1.79	$(1.67)
Net Income (Loss) from Continuing Operations per Common Share - Diluted	$1.21	$(1.67)

	(in thousands)
	Year Ended
	December 31,	December 31,
	2024	2023
Net Income (Loss)	$33,098	$(14,130)
Less: Net Income (Loss) from Discontinued Operations, Net	(16,205)	444
Add Impact of:
Interest Expense	2,123	2,417
Provision for Income Tax Expense	1,417	576
Depreciation Expense	584	327
Amortization of Intangible Assets	148	-
EBITDA Income (Loss) from Continuing Operations (Non-GAAP)	$21,165	$(10,366)

Non-GAAP Adjustments:
Stock-based Compensation Expense	371	2,435
Impairment of Assets	1,709	-
Severance Expense	61	-
Realized (Gain) Loss on Sale of Investments	(167)	61
Unrealized Gain on Investments	-	(667)
(Gain) Loss on Disposal of Assets	(19,439)	1,607
Gain on Settlement of Liabilities	-	(4,434)
Change in Fair Value of Derivative Liability	492	-
Gain on Extinguishment of Debt	(15,133)	(5,441)
Adjusted EBITDA Loss from Continuing Operations (Non-GAAP)	$(10,941)	$(16,805)

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